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                   NEW ENGLAND ELECTRIC SYSTEM
                      (Parent Company Only)
                           Balance Sheet
                        At March 31, 1998
                           (Unaudited)

                                  ASSETS
                                  ------
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                                                             (In Thousands)
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Investments:
 Common stocks of subsidiaries, at equity                        $1,757,467
 Preferred stock of subsidiary                                       29,280
 Notes of subsidiaries                                               74,018
 Other investments                                                    4,700
                                                                 ----------
      Total investments                                           1,865,465
                                                                 ----------
Current assets:
 Cash                                                                    50
 Temporary cash investments - subsidiary company                         75
 Interest and dividends receivable of subsidiaries                   49,954
 Other current assets                                                   493
                                                                 ----------
      Total current assets                                           50,572
                                                                 ----------
Deferred federal income taxes                                         3,574
                                                                 ----------
                                                                 $1,919,611
                                                                 ==========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Common share equity:
 Common shares, par value $1 per share:
   Authorized - 150,000,000 shares
   Issued     -  64,969,652 shares                               $   64,969
 Paid-in capital                                                    736,567
 Retained earnings (including $695,322,000 of
   undistributed subsidiary earnings)                               973,521
 Treasury stock - 615,877 shares                                   (24,555)
 Unrealized gain on securities, net                                     519
                                                                 ----------
      Total common share equity                                   1,751,021
                                                                 ----------
Current liabilities:
 Accounts payable                                                     1,581
 Other accrued expenses                                               1,531
 Dividends payable                                                   33,967
 Short-term debt                                                    121,150
                                                                 ----------
      Total current liabilities                                     158,229
                                                                 ----------
Other reserves and deferred credits                                  10,361
                                                                 ----------
                                                                 $1,919,611
                                                                 ==========
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